UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)

(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On November 1, 2004, FirstMerit Corporation (the “Company”) entered into Change in Control Termination Agreements (the “Change in Control Agreements”) and Displacement Agreements (the “Displacement Agreements”) with each of its executive officers other than John R. Cochran, its Chairman and Chief Executive Officer.

     Each Change in Control Agreement provides the executive officer with additional compensation if, within a protected period after a change in control of the Company, the executive officer’s employment with the Company is terminated other than because of the executive’s death or disability, by the employer for cause or by the executive for good reason. Such additional consideration shall be paid in a lump sum and includes the executive’s base salary through the date of termination and base salary and incentive compensation at the “target” or higher level for a period of time which varies among the executive officers. The Company shall also provide the executive officer with medical and life insurance benefits for the same period of time. In addition, each executive officer shall be credited with additional months of service and age in connection with calculating benefits under the Company’s SERP. Finally, the Company shall pay, on the executive officer’s behalf, reasonable outplacement and training expenses incurred within one year of the date of termination.

     Each Displacement Agreement provides the executive officer substantially similar benefits to those described above if, after a merger, acquisition or like transaction not resulting in a change in control, the executive officer’s employment with the Company is terminated within a protected period other than because of the executive’s death or disability, by the employer for cause or by the executive for good reason.

     The descriptions set forth herein are qualified in their entirety by reference to the Change in Control Agreement and Displacement Agreement attached as exhibits to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description
10.1	FirstMerit Corporation Change in Control Termination Agreement, dated November 1, 2004, by and between the Company and Terrence E. Bichsel (which agreement is substantially the same as Change in Control Agreements by and between the Company and Robert P. Brecht and George P. Paidas). A supplemental schedule setting forth the benefit period for all other executive officers (except for John R. Cochran) is also attached.

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Exhibit Number	Description
10.2	FirstMerit Corporation Displacement Agreement, dated November 1, 2004, by and between the Company and Terrence E. Bichsel (which agreement is substantially the same as Displacement Agreements by and between the Company and Robert P. Brecht and George P. Paidas). A supplemental schedule setting forth the benefit period for all other executive officers (except for John R. Cochran) is also attached.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: November 5, 2004

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